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Exhibit 5.1

[LETTERHEAD OF VINSON & ELKINS L.L.P.]

        June 28, 2004

Concentra Operating Corporation
5080 Spectrum Drive
Suite 400, West Tower
Addison, Texas 75001

RE:
Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel to Concentra Operating Corporation, a Nevada corporation (the "Company"), with respect to certain legal matters in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to which the Company and the Subsidiary Guarantors (as defined below) are registering under the Securities Act of 1933 (the "Securities Act") (i) $155,000,000 in aggregate principal amount of the Company's 9 1/8% Senior Subordinated Notes due 2012 (the "New Notes") to be exchanged for the Company's outstanding notes bearing substantially identical terms and in like principal amount (the "Old Notes") in a registered exchange offer (the "Exchange Offer") and (ii) the guarantees (the "Guarantees") of certain subsidiaries of the Company listed in the Registration Statement as guarantors (the "Subsidiary Guarantors") of the New Notes. The Old Notes were issued, and the New Notes will be issued, under an Indenture dated as of June 8, 2004, among the Company, the Subsidiary Guarantors and The Bank of New York, as Trustee (the "Indenture"). The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture, (iii) the Guarantees and (iv) such other corporate records, certificates, statutes and other instruments and documents as we have considered necessary or appropriate for purposes of the opinions hereafter expressed.

        In connection with this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity and (vii) the Indenture is a binding agreement of the Trustee. We have further assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the New Notes and the Guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

        Based on the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that when the New Notes and the Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Exchange Offer and the Indenture, (i) the New Notes will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and (ii) the Guarantees will constitute legal, valid and binding obligations of the Subsidiary Guarantors, enforceable against each Subsidiary Guarantor in accordance with their terms.

        The foregoing opinions are subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). We express no opinion concerning the validity or enforceability of any provisions contained in the Indenture, the New Notes or the Guarantees that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived or rendered ineffective under applicable law.

        We are members of the bars of the State of Texas and the State of New York. The opinions set forth above are limited in all respects to matters of the laws of the State of Texas, the General Corporation Law and the Limited Liability Act of the State of Delaware, the contract law of the State of New York and the federal laws of the United States of America to the extent specifically referred to herein. You should be aware that we are not admitted to the practice of law in the State of Delaware, which is the state of incorporation or formation of some of the Subsidiary Guarantors. We do not express any opinions as to the laws of any other jurisdiction.

        In rendering the foregoing opinions and with your permission we have relied, without independent investigation, upon (1) the opinion of Schreck Brignone attached as Annex A hereto, (2) the opinion of McDermott, Will & Emery attached as Annex B hereto, and (3) the opinion of Richard A. Parr II, General Counsel of the Company, attached as Annex C hereto, and our foregoing opinions are subject to the same qualifications and exceptions stated in such opinions.

        We express no opinion as to any matter other than as expressly set forth above, and no opinion is to or may be inferred or implied herefrom. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you regarding any changes subsequent to the date hereof in, or to otherwise communicate with you with respect to, the matters addressed herein. The opinion expressed herein is for the sole use and benefit of, and may only be relied upon by, the Company and is not to be used, circulated, quoted or otherwise referred to in connection with any transaction other than the Exchange Offer or by or to any other person without our prior written consent.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." By giving such consent, we do not admit that we are within the category of person whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                      Very truly yours,

                      /s/ Vinson & Elkins L.L.P.

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ANNEX A

[LETTERHEAD OF SCHRECK BRIGNONE]

        June 28, 2004

Concentra Operating Corporation
5080 Spectrum Drive
Suite 400 West
Addison, Texas 75001

Ladies and Gentlemen:

        We have acted as special Nevada counsel to Concentra Operating Corporation, a Nevada corporation (the "Company"), and to each of the Nevada subsidiaries of the Company listed on Schedule 1 hereto (the "Nevada Subsidiary Guarantors" and, together with the Company, the "Nevada Entities"), in connection with the filing by the Company of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which the Company and the Subsidiary Guarantors (as defined below) are registering (i) $155,000,000 in aggregate principal amount of the Company's 9 1/8% Senior Subordinated Notes due 2012 (the "New Notes") to be exchanged for Company's outstanding notes bearing substantially identical terms and in like principal amount (the "Old Notes") and (ii) the guarantees (the "Guarantees") of the New Notes by certain subsidiaries of the Company listed in the Registration Statement as guarantors (the "Subsidiary Guarantors"). The New Notes and the Guarantees will be issued pursuant to an Indenture, dated as of June 8, 2004 (the "Indenture"), by and among the Company, the Subsidiary Guarantors and The Bank of New York, as Trustee. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Indenture, a copy of which will be filed as an exhibit to the Registration Statement.

        In rendering the opinions hereinafter expressed, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Indenture; (iii) the form of the New Notes; (iv) the Registration Rights Agreement; (v) the Articles of Incorporation and Bylaws, each as amended to date, of the Nevada Entities; and (vi) such other documents, corporate records, certificates and instruments as we have deemed necessary as a basis for our opinions hereafter set forth. We have been furnished with, and with your consent have relied upon, certificates of officers of the Nevada Entities with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary or appropriate for purposes of this opinion.

        Without limiting the generality of the foregoing, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed herein. In our examination, we have assumed: (i) that all information contained in all documents we have reviewed is true and correct; (ii) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies; (iii) that each natural person executing any document has sufficient legal capacity to do so; (iv) that there are no oral or written modifications of or amendments to the documents we have examined, and there has been no waiver of any of the provisions thereof, by actions or conduct of the parties or otherwise; and (v) that all corporate records made available to us by the Nevada Entities and all public records we have reviewed are accurate and complete.

        We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the internal laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or "Blue Sky" laws.

        Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, and subject to all assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1.     Each of the Nevada Entities has been duly incorporated and is validly existing as a corporation in good standing under the laws of Nevada.

        2.     Each of the Nevada Entities had the corporate power and authority to enter into the Indenture when it was executed by such Nevada Entity, and has the corporate power and authority to perform its obligations thereunder, including, without limitation, the guarantee of the New Notes by the Nevada Subsidiary Guarantors.

        3.     The execution and delivery of the Indenture by each of the Nevada Entities have been duly authorized by such Nevada Entity.

        4.     The New Notes have been duly authorized by the Company.

        The opinions expressed herein are based upon the applicable Nevada law in effect and the facts in existence as of the date of this letter. In delivering this letter to you, we assume no obligation, and we advise you that we shall make no effort, to update the opinions set forth herein, to conduct any inquiry into the continued accuracy of such opinions, or to apprise the Company or its counsel of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge, after the date of this letter, or of any change in any applicable law or facts occurring after the date of this letter, which may affect the opinions set forth herein. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name, if desired, in the prospectus forming part of the Registration Statement under the caption "Legal Matters". By giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion may not be relied upon or used by you for any other purpose, or otherwise circulated or furnished to, quoted to, or relied upon by any other person, firm or entity for any purpose, without our prior written consent in each instance, except that, subject to all qualifications, assumptions, exceptions and limitations set forth herein, each of Vinson & Elkins L.L.P. and Richard A. Parr II, Executive Vice President, General Counsel and Corporate Secretary of the Company, may rely on this opinion for the sole purpose of issuing its or his respective opinion, of even date herewith, to the Company, as required under the Indenture, which opinions will also be filed as exhibits to the Registration Statement.

                      Very truly yours,

                      /s/ SCHRECK BRIGNONE

SCHEDULE 1

NEVADA SUBSIDIARY GUARANTORS

Concentra Health Services, Inc.
Concentra Management Services, Inc.
CRA-MCO, Inc.
OCI Holdings, Inc.

ANNEX B

[LETTERHEAD OF MCDERMOTT, WILL & EMERY]

        June 28, 2004

Concentra Operating Corporation
5080 Spectrum Drive
Suite 400 West
Addison, Texas 75001

  Re:
  Concentra Integrated Services, Inc.

Ladies and Gentlemen:

        We have acted as special Massachusetts counsel to Concentra Integrated Services, Inc., a Massachusetts corporation (the "Guarantor") in connection with certain legal matters in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") in connection with the registration by Concentra Operating Corporation, a Nevada corporation ("Concentra") under the Securities Act of 1933, as amended (the "Securities Act") of (i) the offer and exchange by Concentra (the "Exchange Offer") of $155,000,000 in aggregate principal amount of Concentra's 9 1/8% Senior Subordinated Notes due 2012 (the "Old Notes"), for a new series of notes bearing substantially identical terms and in like principal amount (the "New Notes") and (ii) the Endorsement of Guarantors (the "Guaranty") of the Guarantor of the New Notes. The Old Notes and the New Notes are collectively referred to herein as the "Notes." The Old Notes were issued, and the New Notes will be issued, under an Indenture dated as of June 8, 2004 among Concentra, the Guarantor, the other subsidiaries of Concentra named therein and The Bank of New York, as Trustee (the "Indenture"). The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion is filed as an exhibit.

        In our examination of the documents referred to below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently verify, we have, without independent investigation, relied upon certificates, statements and representations of the Guarantor and its officers and other representatives, and of public officials.

        I. SCOPE OF REVIEW

        In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

          (a)   the Purchase Agreement dated June 8, 2004 (the "Purchase Agreement") among Concentra, Credit Suisse First Boston LLC and Citigroup Global Markets Inc., as Representatives of the Initial Purchasers listed in Schedule A thereto (the "Representatives"), the Guarantor and certain other subsidiaries of Concentra;

          (b)   the Indenture (the "Indenture") dated June 8, 2004 executed by Concentra, the Guarantor and the other subsidiaries of Concentra named therein in favor of the Bank of New York as Trustee;

          (c)   the Registration Rights Agreement (the "Registration Rights Agreement") dated June 8, 2004 among Concentra, the Guarantor, certain other subsidiaries of Concentra and the Representatives;

          (d)   the Guaranty executed by the Guarantor and the other subsidiaries of Concentra named therein in favor of the Bank of New York as Trustee;

          (e)   the form of Old Notes and New Notes each attached as exhibits to the Indenture;

          (f)    the Registration Statement;

          (g)   a certificate of the Clerk of the Guarantor dated June 8, 2004 certifying as to (A) the articles of incorporation and by-laws of Guarantor (the "Organizational Documents"), and (B) resolutions adopted on May 25, 2004, by the Board of Directors of the Guarantor;

          (h)   a certificate of the Secretary of State of the Commonwealth of Massachusetts, dated May 26, 2004 attesting to the continued legal existence and good standing of Guarantor; and

          (i)    such other documents and records, and other certificates, opinions and instruments and have conducted such investigation as we have deemed necessary as a basis for the opinions expressed below.

The documents referred to in clauses (a) through (d) above are herein collectively called the "Subject Documents."

        For purposes hereof, "Applicable Laws" means those laws, rules and regulations of the Commonwealth of Massachusetts which, in our experience, are normally applicable to transactions of the type contemplated by the Subject Documents (but specifically excluding any securities, health-care or anti-fraud statute, rule or regulation).

        Terms not otherwise defined herein are used herein as defined in the Purchase Agreement.

        We are admitted to the Bar in the Commonwealth of Massachusetts. We express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Massachusetts. In this respect we call to your attention that Subject Documents are governed by the laws of the State of New York and we express no opinion as to the effect of any such other laws on the opinions expressed herein.

        Our opinions are also subject to the following assumptions and qualifications:

        II. ASSUMPTIONS

        A.    We have assumed, with your permission, that:

          (1)   Each of the Subject Documents have been duly authorized, executed and delivered by the parties thereto (other than the Guarantor); and

          (2)   Each of the Subject Documents constitutes the legal, valid and binding obligation of each party thereto (including the Guarantor), enforceable against such parties (including the Guarantor) in accordance with its terms.

We understand that you are separately receiving opinions, subject to certain assumptions and limitations, with respect to the foregoing from Vinson & Elkins, L.L.P. and Richard A. Parr II, General Counsel, Executive Vice President and Corporate Secretary of Concentra.

        B.    We have further assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

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        III. QUALIFICATIONS

        A.    We express no opinion as to the effect on the opinions herein stated of (i) the compliance or non-compliance of any party to the Subject Documents with any federal, state, or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of such other parties;

        B.    We express no opinion as to the applicability or effect of Sections 364, 547, 548 or 552 of the United States Bankruptcy Code (the "Bankruptcy Code") or any comparable provision of state law on the Subject Documents or any transaction contemplated thereby.

        IV. OPINIONS

        Based upon the foregoing and subject to the assumptions, limitations, qualifications, exceptions and other limitations set forth herein, we are of the opinion that:

        1.     The Guarantor is validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

        2.     The Guarantor has the corporate power to execute, deliver and perform all of its obligations under the Indenture and the Guaranty to which it is a party. The execution and delivery of the Indenture and the Guaranty to which it is a party and the consummation by the Guarantor of the transactions contemplated thereby have been duly authorized by requisite corporate action on the part of the Guarantor.

        * * *

        This opinion is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion is given as of the date hereof and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinions contained herein.

        This opinion is, furnished to you solely for your benefit in connection with the transactions described above and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent, and this opinion may not be relied upon by you for any other purpose or by any other person in any manner or for any purpose, other than by Richard A. Parr II, General Counsel, Executive Vice President and Corporate Secretary of Concentra, Vinson & Elkins, L.L.P. and Bank of New York as Trustee.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." By giving such consent, we do not admit that we are within the category of person whose consent is required under Section 7 of the Securities Act or the rules and regulation of the Commission issued thereunder.

                      Very truly yours,

                      /s/ McDermott, Will & Emery

3

ANNEX C

[LETTERHEAD OF CONCENTRA OPERATING CORPORATION]

        June 28, 2004

Concentra Operating Corporation
5080 Spectrum Drive
Suite 400, West Tower
Addison, Texas 75001

Ladies and Gentlemen:

        I am the Executive Vice President, Corporate Secretary and General Counsel of Concentra Operating Corporation, a Nevada corporation (the "Company"). The Company is the direct or indirect parent of each of the Guarantors (as defined below). This opinion is being delivered in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to which the Company and the Guarantors are registering under the Securities Act of 1933, as amended (the "Securities Act"), (i) $155,000,000 in aggregate principal amount of the Company's 9 1/8% Senior Subordinated Notes due 2012 (the "New Notes") to be exchanged for the Company's outstanding notes bearing substantially identical terms and in like principal amount (the "Old Notes") in a registered exchange offer (the "Exchange Offer") and (ii) the guarantees (the "Guarantees") of certain subsidiaries of the Company listed in the Registration Statement as guarantors (the "Guarantors") of the New Notes. The Old Notes were issued, and the New Notes will be issued, under an Indenture dated as of June 8, 2004, among the Company, the Guarantors and The Bank of New York, as Trustee (the "Indenture"). The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement.

        In reaching the opinions set forth herein, I have examined the Indenture, the Guarantees, Registration Statement and such other corporate records, certificates, statutes and other instruments and documents as I have considered necessary or appropriate for purposes of the opinions hereafter expressed.

        In rendering such opinions, I have assumed, in each case without independent verification, that (i) each document has been duly executed and delivered by all parties to such document (other than by the Company and Guarantors) and that each such document is valid, binding and enforceable against the parties thereto other than the Company or any of the Guarantors, (ii) all information contained in all documents I reviewed is true and correct, (iii) all signatures (other than signatures of representatives of the Company or the Guarantors) on all documents I reviewed are genuine, (iv) all documents submitted to me as originals are true and complete, (v) all documents submitted to me as copies are true and complete copies of the originals thereof and (vi) each natural person signing any document I reviewed (other than representatives of the Company or any of the Guarantors) had the legal capacity to do so.

        I have assumed the due and valid authorization, execution and delivery of the Indenture by the Trustee and that the Indenture constitutes a valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms. As to questions of fact material to this opinion not independently established by me, I have relied, to the extent I have deemed reasonably appropriate, upon certificates of public officials.

        Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions contained herein, I express the following opinions:

        1.     The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor.

        2.     The New Notes have been duly authorized by the Company and each of the Guarantors.

        3.     The Guarantee to be endorsed on the New Notes by each Guarantor has been duly authorized by the Company and each such Guarantor.

        4.     The Company is an existing corporation in good standing under the laws of the State of Nevada, with corporate power and authority to execute, deliver and perform its obligations under the Indenture and the New Notes.

        5.     Each subsidiary of the Company is an existing corporation, limited liability company or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate, limited liability company and other, as applicable) to execute, deliver and perform its obligations under the Indenture and the Guarantees.

        The opinions set forth above are limited in all respects to matters of the laws of the State of Texas, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, the Tennessee Business Corporation Act and the federal laws of the United States of America. You should be aware that I am admitted to the practice of law only in the states of Texas, Oklahoma and Tennessee.

        With your permission and without independent investigation, in expressing the foregoing opinions, I have relied (1) with respect to the Company, Concentra Management Services, Inc., a Nevada corporation, Concentra Health Services, Inc., a Nevada corporation, OCI Holdings, Inc., a Nevada corporation, and CRA-MCO, Inc., a Nevada corporation, upon the opinion of even date herewith of Schreck Brignone, and (2) with respect to Concentra Integrated Services, Inc., a Massachusetts corporation, on the opinion of even date herewith of McDermott, Will & Emery.

        In expressing the foregoing opinions relating to the subsidiaries of the Company that are organized under the laws of a state other than the States of Nevada, Delaware, Massachusetts, Tennessee or Texas, I have assumed that the relevant provisions of the business corporation laws of the states of incorporation or organization of each of such subsidiaries are identical in all respects to the Business Corporation Act of the State of Texas, in each case, without having made any independent investigation of such provisions.

        I express no opinion as to any matter other than as expressly set forth above, and no such other opinion is to or may be inferred or implied herefrom. This opinion is given as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

        Vinson & Elkins L.L.P. is authorized to rely upon this opinion. Except as stated in the previous sentence, this opinion may not be relied upon by you for any other purpose and may not be used or relied upon for any purpose by any other person without my prior written consent. Except for the use permitted herein, this opinion is not to be quoted or reproduced in whole or in part or otherwise referred to in any manner nor is it to be filed with any governmental agency or delivered to any other person without my prior written consent.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and, if desired, to the use of my name in the prospectus forming part of the Registration Statement under the caption "Legal Matters." By giving such consent, I do not admit that I am within the category of person whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                      Very truly yours,

                      /s/ Richard A. Parr II

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QuickLinks

  Exhibit 5.1
[LETTERHEAD OF VINSON & ELKINS L.L.P.]
  ANNEX A
[LETTERHEAD OF SCHRECK BRIGNONE]
SCHEDULE 1 NEVADA SUBSIDIARY GUARANTORS
  ANNEX B
[LETTERHEAD OF MCDERMOTT, WILL & EMERY]
  ANNEX C
[LETTERHEAD OF CONCENTRA OPERATING CORPORATION]